Exhibit 10.1

EXTENSION OF EMPLOYMENT AGREEMENT

EXTENSION OF EMPLOYMENT AGREEMENT (this “Extension”), dated as of January 8, 2013, by and between ZIOPHARM Oncology, Inc., a Delaware corporation with principal executive offices at 1180 Avenue of the Americas, New York, NY 10036 (the “Company”), and JONATHAN J. LEWIS, M.D., Ph.D., residing at 1522 Fairfield Beach Road, Fairfield, CT 06824 (the “Executive”). All capitalized terms set forth herein shall (unless otherwise defined herein) have the meanings given to them in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated January 8, 2008 (the “Agreement”).

WHEREAS, the extended Term of the Agreement is scheduled to expire on January 8, 2013, and the Company and Executive each desire that Executive’s employment with the Company continue to be governed by terms and conditions of the Agreement for a period of an additional one year, which period may be further extended by mutual written agreement of Executive and the Company following further deliberations among Executive and the Company’s Board of Directors (or, if applicable, the Compensation Committee thereof).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1. Extension of Term. The “Term” of Executive’s employment under the Agreement shall be extended for a period of one (1) year expiring on January 8, 2014, which period may be further extended by mutual written agreement of Executive and the Company following further deliberations among Executive and the Company’s Board of Directors (or, if applicable, the Compensation Committee thereof).

2. No Other Modification. The agreement shall not be otherwise modified by this Extension in any respect except as expressly set forth therein.

3. Counterparts. This Extension may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

4. Governing Law. This Extension shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written.

ZIOPHARM ONCOLOGY, INC.

By:	/s/ Caesar J. Belbel
Caesar J. Belbel Executive Vice President and Chief Legal Officer

EXECUTIVE

/s/ Jonathan J. Lewis
Jonathan J. Lewis, M.D., Ph.D.